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EXHIBIT 10.3

                                 PROMISSORY NOTE

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$1,295,458                                                          June 1, 2004
                                                              Irvine, California
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         Island Pacific, Inc. (the "Maker"), promises to pay to _____________ or order (the "Holder"), at c/o Retail Technologies International, Inc. 2330 East Bidwell Street, Suite 110, Folsom, California 95630, or such other place as holder may designate, the principal sum of ONE MILLION TWO HUNDRED NINTY FIVE THOUSAND FOUR HUNDRED FIFTY EIGHT DOLLARS ($1,295,458), with interest from the date hereof on unpaid principal balance at a rate of six and one-half percent (6 1/2 %) simple interest per annum (or if 6 1/2 % exceeds the maximum rate permitted by applicable law, at the maximum legal rate), until June 1, 2006 ("Maturity Date") payable as more fully set forth below:

         1. PAYMENTS. Except as set forth in Section 3 below, monthly payments of Ten Thousand Dollars ($10,000) shall be due and payable by the first day of each month commencing on June 1, 2004 until May 1, 2005, and thereafter, commencing on June 1, 2005, installments of unpaid principal and accrued interest amortized over a period of thirteen (13) months shall be due and payable. Payments shall be credited first to interest and then to principal. Maker shall pay Holder the entire principal balance plus all accrued interest thereon on or before the Maturity Date. Interest for any period less than one year shall be calculated on the basis of 1/365th of one year's interest multiplied by the number of days during such period.

         2. MANNER OF PAYMENTS. All payments by Maker under this Note shall be made in lawful money of the United States of America without set off, deduction or counterclaim of any kind whatsoever.

         3. SUBORDINATION TO RTI NOTES. This Note is being delivered to Holder in connection with that certain Amended and Restated Agreement of Merger and Plan of Reorganization dated June 1, 2004 ("Merger Agreement") by and among Maker, IPI Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Maker ("Merger Sub"), IPI Merger Sub II, Inc., a Delaware corporation and wholly owned subsidiary of Maker ("Merger Sub II"), Retail Technologies Inc., a California corporation ("RTI"), and certain shareholders of RTI, including Holder. Pursuant to the Merger Agreement, Merger Sub II as the Surviving Corporation (as that term is defined in the Merger Agreement") assumed all of the liabilities of RTI, including the liabilities under certain notes made by RTI dated December 20, 2002 to the Lumsden Real Estate Defined Benefit Plan, Mace and Shirley Lumsden as co-trustees of the Lumsden Trust, Merry Youle, Glenn Swenson, Kathleen Leacox, and Nathaniel Jessup, as such notes were amended on June 1, 2004 ("RTI Notes"). The indebtedness evidenced by this Note is hereby expressly subordinated to the RTI Notes and, notwithstanding Section 1 hereof, if and to the extent that an "Event of Default" under the terms of the RTI Notes has occurred and is continuing, no payments shall be made under this Note. In


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addition, notwithstanding the acceleration of payments set forth in Section 4 or the prepayment right by the Maker set forth in Section 5, no payments upon the acceleration of this Note pursuant to Section 4 nor any prepayments under
Section 5 shall be paid until the RTI Notes are paid in full. Subject to the rights, if any, of the holders of the RTI Notes to receive cash, securities or other properties otherwise payable or deliverable to the Holder of this Note, nothing contained in this Section 3 shall impair, as between the Maker and the Holder, the obligation of the Maker, subject to the terms and conditions hereof, to pay to the Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent the Holder of this Note, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

         4. ACCELERATION. All unpaid principal and accrued interest under this Note shall, at Holder's election, be immediately due and payable upon the occurrence of any of the following events, each of which shall constitute a default ("Event of Default") under this Note:

                  a) If any amount due under this Note is not received by Holder within ten (10) days following its due date.

                  b) The making by Maker of any general arrangement or assignment for the benefit of creditors; Maker's becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Maker, such petition is dismissed within sixty (60) days after its original filing); the institution of proceedings under the bankruptcy or similar laws in which Maker is the debtor or bankrupt; the appointment of a trustee or receiver to take possession of substantially all of Maker's assets (unless possession is restored to Maker within thirty (30) days after such taking); the attachment, execution or judicial seizure of substantially all of Maker's assets (unless such attachment, execution or judicial seizure is discharged within thirty (30) days after such attachment, execution or judicial seizure).

                  c) Except with the prior written consent of the Holder, in the event of a Change of Control of Maker, all outstanding indebtedness under this Note shall become immediately due and payable. For purposes of this Note, a "Change of Control" shall mean any transaction or a series of related transactions in which Maker (i) sells, conveys or otherwise disposes of all or substantially all of its assets or (ii) is acquired by way of a merger, consolidation, reorganization or other transaction or series of transactions pursuant to which shareholders of Maker prior to such acquisition own less than fifty percent (50%) of the voting interests in the surviving or resulting entity.

         5. PREPAYMENT. This Note may be prepaid in whole or in part at any time.

         6. NOTE WAIVERS. Maker waives presentment, demand, protest, notice of demand and dishonor and all other notices.

         7. GOVERNING LAW. This Note is governed by and construed in accordance with the laws of the State of California, without reference to choice-of-law principles.

         8. FURTHER ASSURANCES. Each party to this Note shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Note.

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         9. TIME OF ESSENCE. Time and strict and punctual performance are of the essence with respect to each provision of this Note.

         10. SEVERABILITY. Each provision of this Note is valid and enforceable to the fullest extent permitted by law. If any provision of this Note (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Note, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability.

         11. SUCCESSORS-IN-INTEREST AND ASSIGNS. This Note is binding upon and inures to the benefit of the successors-in-interest and assigns of each party to this Note. Notwithstanding the foregoing, Maker shall not assign its obligations under this Note without the prior written consent of Holder.

         12. ATTORNEY'S FEES. The prevailing party in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Note may recover from the unsuccessful party all costs, expenses, and actual attorney's fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees.

         13. MODIFICATION. This Note may be modified only by a contract in writing executed by the party to this Note against whom enforcement of the modification is sought.



                                                     MAKER:

                                                     Island Pacific, Inc.

                                                     By:  /S/ Ran Furman
                                                         -----------------------

                                                     Name: Ran Furman
                                                         -----------------------

                                                     Its:  CFO
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